Exhibit 99.1

Lucid Diagnostics Provides Business Update and Reports First Quarter 2025 Financial Results

Processed 3,034 EsoGuard® tests and recognized revenue of $0.8 million in 1Q25

Secured capital to extend runway well past key upcoming reimbursement milestones; ended 1Q25 with over $40 million in proforma cash

Conference call and webcast to be held today, May 14th, at 8:30 AM EDT

NEW YORK, May 14, 2025 - Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid” or the “Company”) a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM) (“PAVmed”), today provided a business update for the Company and reported financial results for the three months ended March 31, 2025.

Conference Call and Webcast

The webcast will take place on Wednesday, May 14, 2025, at 8:30 AM and will be accessible in the investor relations section of the Company’s website at luciddx.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “Lucid Diagnostics Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at luciddx.com.

Business Highlights

“We are now better positioned than ever to capitalize on EsoGuard’s significant clinical and commercial opportunity,” said Lishan Aklog, M.D., Lucid’s Chairman and Chief Executive Officer. “We continue to make strong progress on multiple fronts – expanding our cash-pay and contracted programs targeting concierge medicine practices and self-insured employers, while also gaining traction with regional commercial insurers for EsoGuard coverage. With additional capital secured, we have extended our operational runway well beyond key upcoming reimbursement milestones, including Medicare. This positions us to accelerate commercialization efforts once these milestones are achieved.”

●	Processed 3,034 EsoGuard® Esophageal DNA Tests in 1Q25,

●	Recognized $0.8 million in EsoGuard revenue for 1Q25.

●	Strengthened balance sheet with two common stock offerings with strategic long-term investors, netting approximately $30.6 million in proceeds; ended 1Q25 with over $40 million in proforma cash and extended runway well into 2026 and past key milestones.

●	Launched “Embrace the Future” campaign, showcasing the EsoCheck® Cell Collection Device’s groundbreaking Collect+ProtectTM Technology relative to antiquated sponge-on-a-string devices.

●	Partnered with a major health system to launch a comprehensive EsoGuard esophageal precancer testing program, expanding access to at-risk patients across the health system’s digestive health, primary care, and concierge medicine programs.

●	Continued to gain traction in cash-pay concierge medicine and employer markets sales channels, both of which are expected to begin driving contractually-guaranteed revenue in 2H25.

●	NCI-sponsored study demonstrated EsoGuard effectively detects esophageal precancer in at-risk patients without GERD, supporting expanded indication and may increase market opportunity by as much as 70%.

●	Granted a U.S. patent for key technology underlying EsoGuard, adding to an already robust intellectual property portfolio. The patent covers proprietary methods using methylation of the SqBE18 (CCNA1) gene to detect esophageal precancer and cancer

Financial Results

●	For the three months ended March 31, 2025, EsoGuard related revenues were $0.8 million. Operating expenses were approximately $13.3 million, which included stock-based compensation expenses of $1.0 million. GAAP net loss attributable to common stockholders was approximately $36.0 million or $(0.52) per common share.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss for the three months ended March 31, 2025, was approximately $11.2 million or $(0.16) per common share.

●	Lucid had cash and cash equivalents of $25.2 million as of March 31, 2025, compared to $22.4 million as of December 31, 2024. Subsequent to March 31, 2025, the Company completed an underwritten public offering of its common stock for net proceeds of $16.1 million.

●	The unaudited financial results for the three months ended March 31, 2025, were filed with the SEC on Form 10-Q on May 13, 2025, and available at www.luciddx.com or www.sec.gov.

Lucid Non-GAAP Measures

●	To supplement our unaudited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA), and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense and other non-cash income and expenses, if any. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment, and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three months ended March 31, 2025, and 2024 are as follows:

Condensed consolidated statements of operations (unaudited)

(in thousands except per-share amounts)	For the three months ended March 31,
	2025	2024

Revenue	$828	$1,001

Operating expenses	13,315	11,793
Other (Income) expense	14,421	(180)
Net Loss	(26,908)	(10,612)
Net income (loss) per common share, basic and diluted	$(0.52)	$(0.40)
Net loss attributable to common stockholders	(36,018)	(18,108)
Preferred Stock dividends and deemed dividends	9,110	7,496
Net income (loss) as reported	(26,908)	(10,612)
Adjustments:
Depreciation and amortization expense[1]	221	501
Interest expense, net[2]	(57)	(56)
EBITDA	(26,744)	(10,167)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	1,030	933
Operating expenses issued in stock[1]	74	23
Change in FV convertible debt[2]	14,478	(291)
Debt extinguishments loss - Senior Secured Convertible Note[2]	—	167
Non-GAAP adjusted (loss)	$(11,162)	$(9,335)
Basic and Diluted shares outstanding	68,796	45,014
Non-GAAP adjusted (loss) income per share	$(0.16)	$(0.21)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

Reconciliation of GAAP Operating Expenses to Non-GAAP Net Operating Expenses

(in thousands except per-share amounts)	For the three months ended March 31,
	2025	2024
Cost of revenues	$1,551	$1,656
Stock-based compensation expense[3]	(71)	(36)
Net cost of revenues	1,480	1,620

Amortization of intangible assets	105	372

Sales and marketing	4,069	4,194
Stock-based compensation expense[3]	(239)	(350)
Net sales and marketing	3,830	3,844

General and administrative	6,162	4,070
Depreciation expense	(116)	(129)
Operating expenses issued in stock	(74)	(23)
Stock-based compensation expense[3]	(601)	(330)
Net general and administrative	5,371	3,588

Research and development	1,428	1,501
Stock-based compensation expense[3]	(119)	(217)
Net research and development	1,309	1,284

Total operating expenses	13,315	11,793
Depreciation and amortization expense	(221)	(501)
Operating expenses issued in stock	(74)	(23)
Stock-based compensation expense[3]	(1,030)	(933)
Net operating expenses	$11,990	$10,336

About Lucid Diagnostics

Lucid Diagnostics Inc. is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. Lucid is focused on the millions of patients with GERD, also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief, noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device - the first and only commercially available tools designed with the goal of preventing esophageal cancer and cancer deaths through widespread, early detection of esophageal precancer in at-risk patients.

For more information, please visit luciddx.com and for more information about its parent company PAVmed, please visit pavmed.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid Diagnostics’ management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of Lucid Diagnostics’ common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance Lucid Diagnostics’ products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid Diagnostics’ clinical and preclinical studies; whether and when Lucid Diagnostics’ products are cleared by regulatory authorities; market acceptance of Lucid Diagnostics’ products once cleared and commercialized; Lucid Diagnostics’ ability to raise additional funding as needed; and other competitive developments. These factors are difficult or impossible to predict accurately and many of them are beyond Lucid Diagnostics’ control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid Diagnostics’ future operations, see Part I, Item 1A, “Risk Factors,” in Lucid Diagnostics’ most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by Lucid Diagnostics after its most recent Annual Report. Lucid Diagnostics disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley
PAVmed and Lucid Diagnostics
mjr@pavmed.com